Exhibit 99.1
Opendoor Announces Third Quarter 2021 Financial Results
SAN FRANCISCO, California - November 10, 2021 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading digital platform for residential real estate, today reported financial results for its quarter ended September 30, 2021. Opendoor’s third quarter 2021 financial results and management commentary can be accessed through the Company’s shareholder letter on the quarterly results page of Opendoor’s investor relations website at https://investor.opendoor.com.
“Over the years, I am often asked whether our vision and strategy has changed. The short answer is no - we have always been focused on making it possible to buy, sell, and move at the tap of a button. In our view, the end state for the real estate marketplace will inevitably be a simple, certain, and fast transaction powered by technology. It is just a matter of when. So we have been consistently focused on investing in that future experience, piece by piece, with the consumer in mind at every step. We take great pride in doing the hard work to execute with excellence in our consumer experience, technology, business performance, and company culture. This is what sets us apart,” said Eric Wu, Co-Founder and CEO of Opendoor. “Our third quarter results are the byproduct of our focus on the consumer experience and strong, consistent execution. We exceeded our expectations in generating $2.3 billion of revenue, acquiring 15,181 homes, and delivering over $170 million of Contribution Profit and $35 million of Adjusted EBITDA.”
Third Quarter 2021 Key Highlights
Unless otherwise stated, all comparisons are on a quarter-over-quarter basis. We believe that sequential comparisons better reflect our underlying growth trends given our decision to pause home acquisitions and actively sell through our inventory last year due to COVID-19.
•Revenue of $2.3 billion, up 91% versus 2Q21, with 5,988 total homes sold, up 72% versus 2Q21
•Gross profit of $202 million, versus $159 million in 2Q21; gross margin of 8.9%, versus 13.4% in 2Q21
•Net income of $(57) million, versus $(144) million in 2Q21
•Adjusted Net Income of $(17) million, versus $2 million in 2Q21
•Contribution Profit of $170 million, versus $128 million in 2Q21; Contribution Margin of 7.5%, versus 10.8% in 2Q21
•Adjusted EBITDA of $35 million versus $26 million in 2Q21; Adjusted EBITDA Margin of 1.5% versus 2.2% in 2Q21
•Expanded to 44 markets at the end of 3Q21 with 5 new market launches
•Purchased 15,181 homes, up 79% versus 2Q21
•Grew inventory balance to 17,164 homes, representing $6.3 billion in value, up 130% versus 2Q21
Outlook
•4Q21 revenue guidance of $3.1 billion - $3.2 billion

•4Q21 Adjusted EBITDA1 guidance of ($5) million - $5 million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on November 10, 2021 at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic on our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021, as updated by our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory impairment and stock-based compensation with respect to future grants and forfeitures. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

About Opendoor
Opendoor’s mission is to empower everyone with the freedom to move. Since 2014, Opendoor has provided people across the U.S. with a radically simple way to buy, sell or trade-in a home online. Opendoor currently operates in a growing number of markets across the U.S.
Contact Information

Investors:
Elise Wang
Opendoor
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE	$2,266,354	$338,613	$4,199,014	$2,334,235
COST OF REVENUE	2,063,865	302,802	3,740,622	2,152,803
GROSS PROFIT	202,489	35,811	458,392	181,432
OPERATING EXPENSES:
Sales, marketing and operations	153,496	27,336	319,087	156,290
General and administrative	90,105	40,168	502,800	99,074
Technology and development	27,295	13,184	102,360	45,809
Total operating expenses	270,896	80,688	924,247	301,173
LOSS FROM OPERATIONS	(68,407)	(44,877)	(465,855)	(119,741)
DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT	3,499	(24,329)	12,179	(25,219)
INTEREST EXPENSE	(43,550)	(12,376)	(70,375)	(57,393)
OTHER INCOME – Net	51,965	764	53,601	3,619
LOSS BEFORE INCOME TAXES	(56,493)	(80,818)	(470,450)	(198,734)
INCOME TAX EXPENSE	(326)	(35)	(610)	(234)
NET LOSS	$(56,819)	$(80,853)	$(471,060)	$(198,968)
Net loss per share attributable to common shareholders:
Basic	$(0.09)	$(0.91)	$(0.80)	$(2.32)
Diluted	$(0.09)	$(0.91)	$(0.80)	$(2.32)
Weighted-average shares outstanding:
Basic	603,389	89,070	585,854	85,907
Diluted	603,389	89,070	585,854	85,907

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,358,775	$1,412,665
Restricted cash	484,476	92,863
Marketable securities	481,051	47,637
Mortgage loans held for sale pledged under agreements to repurchase	22,858	7,529
Escrow receivable	121,394	1,494
Real estate inventory, net	6,268,081	465,936
Other current assets ($616 and $373 carried at fair value)	84,365	24,987
Total current assets	8,821,000	2,053,111
PROPERTY AND EQUIPMENT – Net	38,321	29,228
RIGHT OF USE ASSETS	43,800	49,517
GOODWILL	47,158	30,945
INTANGIBLES – Net	11,494	8,684
OTHER ASSETS ($5,100 and $0 carried at fair value)	6,842	4,097
TOTAL ASSETS	$8,968,615	$2,175,582
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$156,030	$25,270
Non-recourse asset-backed debt - current portion	4,049,812	339,173
Other secured borrowings	19,728	7,149
Interest payable	9,746	1,081
Lease liabilities - current portion	4,637	20,716
Total current liabilities	4,239,953	393,389
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	1,367,989	135,467
CONVERTIBLE SENIOR NOTES	952,415	—
WARRANT LIABILITIES	—	47,349
LEASE LIABILITIES – Net of current portion	43,073	46,625
OTHER LIABILITIES	2,324	94
Total liabilities	6,605,754	622,924
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 607,215,233 and 540,714,692 shares issued and outstanding, respectively	60	54
Additional paid-in capital	3,877,418	2,596,012
Accumulated deficit	(1,514,509)	(1,043,449)
Accumulated other comprehensive (loss) income	(108)	41
Total shareholders’ equity	2,362,861	1,552,658
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,968,615	$2,175,582

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(471,060)	$(198,968)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization – net of accretion	26,551	31,114
Amortization of right of use asset	6,055	22,008
Impairment of software development costs	3,227	—
Stock-based compensation	465,059	9,162
Derivative and warrant fair value adjustment	(12,179)	1,901
Gain on settlement of lease liabilities	(5,237)	—
Inventory valuation adjustment	32,602	7,517
Changes in fair value of derivative instruments	(243)	22,568
Changes in fair value of marketable equity securities	(51,013)	—
Payment-in-kind interest	—	3,910
Dividend-in-kind	264	—
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(3,144)	(2,131)
Origination of mortgage loans held for sale	(153,789)	(88,098)
Proceeds from sale and principal collections of mortgage loans held for sale	141,624	78,360
Changes in operating assets and liabilities:
Escrow receivable	(119,900)	11,241
Real estate inventories	(5,805,802)	1,146,798
Other assets	(50,202)	793
Accounts payable and other accrued liabilities	102,310	3,355
Interest payable	3,183	(2,530)
Lease liabilities	(11,864)	(9,646)
Net cash (used in) provided by operating activities	(5,903,558)	1,037,354
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(22,878)	(12,068)
Purchase of intangible assets	(790)	—
Purchase of marketable securities	(458,585)	(174,530)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	85,638	135,778
Purchase of non-marketable equity securities	(15,100)	—
Acquisitions, net of cash acquired	(20,110)	—
Net cash used in investing activities	(431,825)	(50,820)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	953,066	—
Purchase of capped calls related to the convertible senior notes	(118,766)	—
Proceeds from exercise of stock options	11,268	1,078
Proceeds from warrant exercise	22,402	—
Proceeds from the February 2021 Offering	886,067	—
Issuance cost of common stock	(28,876)	—
Proceeds from non-recourse asset-backed debt	7,782,076	912,082
Principal payments on non-recourse asset-backed debt	(2,837,436)	(1,949,165)
Proceeds from other secured borrowings	150,748	85,996
Principal payments on other secured borrowings	(138,169)	(74,720)
Payment of loan origination fees and debt issuance costs	(9,274)	(3,068)
Net cash provided by (used in) financing activities	6,673,106	(1,027,797)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	337,723	(41,263)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,505,528	684,822
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$1,843,251	$643,559

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$57,151	$47,977
DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
Issuance of issuer stock rights in extinguishment of the 2019 Convertible Notes	$—	$212,940
Issuance of common stock in extinguishment of warrant liabilities	$(35,170)	$—
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$1,358,775	$469,365
Restricted cash	484,476	174,194
Cash, cash equivalents, and restricted cash	$1,843,251	$643,559

Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net (Loss) Income, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance in our key markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including senior interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. These measures also exclude the impact of certain restructuring costs that are required under GAAP. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory impairment in the current period, (2) inventory impairment in prior periods, and (3) restructuring in cost of revenue. Inventory impairment in the current period is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end. Inventory impairment in prior periods is calculated by subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus (1) holding costs incurred in the current period on homes sold during the period, (2) holding costs incurred in prior periods on homes sold in the current period, and (3) direct selling costs incurred on homes sold during the current period. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our senior credit facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our senior credit facilities are secured by our homes in inventory. For our senior revolving credit facilities, drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We do not include interest expense associated with our mezzanine debt facilities in this calculation. We use a mix of debt and equity capital to finance our inventory and that mix will vary over time. In addition, we expect to continue to evolve our cost of financing as we include other debt sources beyond mezzanine capital. As such, we do not view our current mezzanine interest expense to be reflective of our long-term cost of financing. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when burdened with senior cost of financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, and homes sold)	September 30, 2021	June 30, 2021	September 30, 2020
Gross profit (GAAP)	$202,489	$158,771	$35,811
Gross Margin	8.9%	13.4%	10.6%
Adjustments:
Inventory impairment – Current Period(1)	31,597	922	64
Inventory impairment – Prior Periods(2)	(307)	(19)	(2,803)
Restructuring in cost of revenue(3)	—	—	1
Adjusted Gross Profit	$233,779	$159,674	$33,073
Adjusted Gross Margin	10.3%	13.5%	9.8%
Adjustments:
Direct selling costs(4)	(51,902)	(26,813)	(8,909)
Holding costs on sales – Current Period(5)(6)	(6,777)	(2,666)	(1,011)
Holding costs on sales – Prior Periods(5)(7)	(5,371)	(2,633)	(3,140)
Contribution Profit	$169,729	$127,562	$20,013
Homes sold in period	5,988	3,481	1,232
Contribution Profit per Home Sold	$28	$37	$16
Contribution Margin	7.5%	10.8%	5.9%
Adjustments:
Interest on homes sold – Current Period(8)(9)	(6,731)	(3,110)	(1,060)
Interest on homes sold – Prior Periods(8)(10)	(3,654)	(1,587)	(2,591)
Contribution Profit After Interest	$159,344	$122,865	$16,362
Contribution Margin After Interest	7.0%	10.4%	4.8%
________________
(1)Inventory impairment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)Restructuring in cost of revenue consists mainly of severance and employee termination benefits that were recorded to cost of revenue due to a reduction in workforce in Q2 2020 following the outbreak of the COVID-19 pandemic.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the condensed consolidated statements of operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
(8)This does not include interest on mezzanine term debt facilities or other indebtedness.
(9)Represents the interest expense under our senior credit facilities incurred on homes sold in the current period during the period.

(10)Represents the interest expense under our senior credit facilities incurred on homes sold in the current period during prior periods.

Adjusted Net (Loss) Income and Adjusted EBITDA
We also present Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net (Loss) Income and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include impairment costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, impairment costs required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net (Loss) Income
We calculate Adjusted Net (Loss) Income as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, marketable equity securities fair value adjustment, derivative and warrant fair value adjustment, intangible amortization, and payroll tax on initial RSU release. It also excludes non-recurring restructuring charges, gain on lease termination, and convertible note payment-in-kind (“PIK”) interest and issuance discount amortization. Adjusted Net (Loss) Income also aligns the timing of impairment charges recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net (Loss) Income does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net (Loss)Income and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages)	September 30, 2021	June 30, 2021	September 30, 2020
Net loss (GAAP)	$(56,819)	$(143,805)	$(80,853)
Adjustments:
Stock-based compensation	62,011	164,216	2,523
Marketable equity securities fair value adjustment(1)	(51,013)	—	—
Derivative and warrant fair value adjustment(1)	(3,499)	(23,952)	24,329
Intangibles amortization expense(2)	1,005	591	986
Inventory impairment – Current Period(3)	31,597	922	64
Inventory impairment — Prior Periods(4)	(307)	(19)	(2,803)
Restructuring(5)	—	—	17,217
Convertible note PIK interest and discount amortization(6)	—	—	2,416
Payroll tax on initial RSU release	—	5,124	—
Other(7)	(248)	(602)	(322)
Adjusted Net (Loss) Income	$(17,273)	$2,475	$(36,443)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	8,417	7,894	6,115
Property financing(8)	37,582	12,284	5,236
Other interest expense(9)	5,968	3,542	4,724
Interest income(10)	(511)	(806)	(665)
Income tax expense	326	190	35
Adjusted EBITDA	$34,509	$25,579	$(20,998)
Adjusted EBITDA Margin	1.5%	2.2%	(6.2)%
________________
(1)Represents the gains and losses on our financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of intangibles acquired in the OSN and Open Listings acquisitions which contribute to revenue generation and are recorded as part of purchase accounting. The acquired intangible assets have useful lives ranging from 2 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory impairment — Current Period is the inventory impairment charge recorded during the period presented associated with homes that remain in inventory at period end.
(4)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(5)Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases. In 2020, these costs related mainly to a reduction in workforce implemented in April 2020 as well as our exercise of the early termination option related to our San Francisco headquarters.
(6)Includes non-cash payment-in-kind (“PIK”) interest and amortization of the discount on the convertible notes issued from July through November 2019 (the “2019 Convertible Notes”). We exclude convertible note PIK interest and amortization from Adjusted Net (Loss) Income since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.
(7)Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, and sublease income.
(8)Includes interest expense on our asset-backed debt facilities.

(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense incurred on the 2026 convertible senior notes outstanding.
(10)Consists mainly of interest earned on cash, cash equivalents and marketable securities.